NUMBER	(SEE REVERSE SIDE FOR LEGEND) THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M. NEW YORK CITY TIME, MARCH 3, 2014	WARRANTS
PARKERVISION, INC.
CUSIP 701354 110
WARRANT

THIS CERTIFIES THAT, for value received

is the registered holder of a Warrant or Warrants (the “Warrant”) expiring March 3, 2014, subject to extension in certain events (“Expiration Date”), to purchase one fully paid and non-assessable share of Common Stock, par value $.01 per share (“Shares”), of ParkerVision, Inc., a Florida corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate.  The Warrant entitles the holder thereof to purchase from the Company such number of Shares of the Company at the price of $1.875 per share, upon surrender of this Warrant Certificate and payment of the Warrant Price to the Warrant Agent, American Stock Transfer & Trust Company, at its corporate trust department, but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and American Stock Transfer & Trust Company (as may be amended from time to time, the “Warrant Agreement”).  In no event will the Company be required to net cash settle the warrant exercise.  The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted.  The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.
No fraction of a Share will be issued upon any exercise of a Warrant.  If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up or down to the nearest whole number the number of Shares to be issued to such holder.
Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or the registered holder’s assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.
Upon surrender of the Warrant Certificate for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer, the Warrant Agent shall register the transfer.  A new Warrant Certificate or Warrant Certificates evidencing in the aggregate a like number of Warrants shall be issued and the old Warrant Certificate shall be canceled.
Warrant Certificates, when surrendered to the Warrant Agent, may be transferred or exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates evidencing in the aggregate a like number of Warrants.
The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.
This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

By

__________________________________________ Secretary	____________________________________________ Chairman of the Board

SUBSCRIPTION FORM
To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise ______________ Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated: _____________________                               ___________________________________________
(SIGNATURE)
___________________________________________
(ADDRESS)
___________________________________________

___________________________________________
(TAX IDENTIFICATION NUMBER)

ASSIGNMENT
To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, _______________________ hereby sells, assigns, and transfers unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

______________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints _________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: _________________________                       _________________________________
(SIGNATURE)

The signature to the assignment of the Subscription Form must correspond to the name written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a commercial bank or trust company or a member firm of the American Stock Exchange, New York Stock Exchange, Pacific Stock Exchange or Chicago Stock Exchange.